UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 8, 2023

GLOBAL PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161
800 South Street
Waltham, Massachusetts 02454-9161
(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	GLP	New York Stock Exchange

Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests	GLP pr A	New York Stock Exchange

9.50% Series B Fixed Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests	GLP pr B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 8, 2023, Global Operating LLC (the “OLLC”), as Purchaser and Global Partners LP (the “Partnership”), as Guarantor, entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Motiva Enterprises LLC (the “Seller”) pursuant to which OLLC will acquire twenty-five (25) refined product terminals along the Atlantic Coast, in the Southeast and in Texas, as more specifically set forth in the Purchase Agreement (the “Terminal Facilities”), and assets related to the Terminal Facilities, for a purchase price of $305.8 million in cash, subject to certain customary adjustments, taking into account the actual amounts of certain assets and liabilities of the Terminal Facilities as of the closing date (the “Motiva Transaction”).  The Terminal Facilities have an aggregate shell capacity of approximately 8.4 million barrels.

Closing of the Motiva Transaction is expected by the end of 2023 and is conditioned upon the satisfaction or waiver of customary closing conditions, including approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and delivery of specified deliverables required by the Purchase Agreement, including without limitation a master terminalling services agreement (“MTSA”) between the Partnership’s subsidiary, Global Companies LLC, and the Seller, pursuant to which the Seller will receive storage and throughput services at the Terminal Facilities for twenty-five years post-closing and Global Companies LLC will receive minimum annual revenue commitments throughout the term of the MTSA.

The Purchase Agreement contains customary representations and warranties and covenants by each of the parties.  Among other covenants, during the period between the execution of the Purchase Agreement and the closing of the Motiva Transaction, the Seller has agreed to, and to cause its affiliates to, conduct its business in the ordinary course and will not, and will cause it affiliates to not, with respect to its business and the Terminal Facilities engage in certain types of activities and transactions.

At closing, subject to the terms and conditions set forth in the Purchase Agreement, the Partnership will assume certain liabilities and obligations of the Seller related to the Terminal Facilities, excluding certain environmental liabilities retained by the Seller as identified in the Purchase Agreement.

The Partnership expects to finance the Motiva Transaction with borrowings under its revolving credit facility.

Item 7.01.	Regulation FD Disclosure

A copy of the Partnership’s press release announcing the Partnership’s and OLLC’s entry into the Purchase Agreement for the Motiva Transaction (described above) is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibit

99.1 104	Global Partners LP Press Release dated November 9, 2023 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP

	By:	Global GP LLC
its general partner

Dated: November 9, 2023	By:	/s/ Sean T. Geary
Sean T. Geary
Chief Legal Officer and Secretary